Exhibit T3A-74


                               State of California
                               Secretary of State

I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

That the attached transcript of 4 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                    IN WITNESS WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of California this day of

                                    February 26, 2004

                                    ____________________________________________

                                    /S/ Kevin Shelley
                                    ____________________________________________
                                    Kevin Shelley
                                    Secretary of State

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

                            ARTICLES OF INCORPORATION

                                       OF

                           PACIFIC GEOTHERMAL COMPANY

                                        I

                         The name of this Corporation is

                           Pacific Geothermal Company

                                       II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

                  The name and address in the State of California of this corporation's initial agent for service of process is: William A. Dorland, 810 South Flower Street, Los Angeles, California 90017.

                                       IV

                  This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

DATED: January 11, 1985

                                                        /S/ David M. Turner
                                                        ------------------------

                                                        ________________________
                                                        David M. Turner

                  I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                        /S/ David M. Turner
                                                       _________________________
                                                        David M. Turner

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

                      CERTIFICATE PURSUANT TO SECTION 1505
                           CALIFORNIA CORPORATION CODE

                  Pacific Geothermal Company, a California corporation, makes the following statement:

                  1. The complete address of its office in this state wherein any entity designating it as agent may be served with process is:

                             6055 East Washington Boulevard
                             Commerce, California 90040

                  2. The name of each person employed by it at such office to whom it authorizes the delivery of any copy of any such process is:

                             Daniel A. Seigel
                             Robert J. Cushman
                             Claude Harvey
                             Donald C. Liddell
                             Thomas W. Drino
                             John R. Taylor

                  3. Pacific Geothermal Company consents that delivery thereof to such person at the address designated shall constitute delivery of any such copy to it, as such agent.

                                                PACIFIC GEOTHERMAL COMPANY

                                                By: /s/ Daniel A. Siegel
                                                   -----------------------------
                                                Title: President
                                                Date: 12/27/89

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

                            CERTIFICATE OF OWNERSHIP

Daniel A. Seigel and John R. Taylor certify that:

1. They are the President and Secretary, respectively, of Pacific Geothermal Company, a California corporation ("Pacific").

2. Pacific is the parent corporation into which its subsidiary, Mammoth Geothermal Power Company, a California corporation ("Mammoth") is being merged pursuant to Section 1110'(a) of the California Corporations Code.

3.       Pacific owns 100% of the outstanding shares of Pacific.

4. The Board of Directors of Pacific duly adopted the following resolution:

         "Resolved, that this corporation merge Mammoth Geothermal Power Company, its wholly-owned subsidiary corporation, into itself and assume all of its obligations pursuant to Section 1110 of the Corporations Code."

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed in Commerce, California this 9th day of January, 1990.

                                                /S/ Daniel A. Seigel
                                                --------------------------------
                                                Daniel A. Seigel
                                                President, Pacific Geothermal
                                                Company

                                                /S/ John R. Taylor
                                                --------------------------------
                                                John R. Taylor
                                                Secretary, Pacific Geothermal
                                                Company

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